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                                  EXHIBIT 23.2






                        INDEPENDENT ACCOUNTANTS' CONSENT




The Board of Directors
Prestige Financial Corp.


We consent to incorporation by reference in the Registration Statement on Form S-3, pertaining to the Dividend Reinvestment and Common Stock Purchase plan of Prestige Financial Corp., of our report dated January 20, 1998, relating to the consolidated statements of financial condition of Prestige Financial Corp. and subsidiary as of December 31, 1997, and 1996 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended
December 31, 1997, which report is included in the December 31, 1997, Annual Report on Form 10-K of Prestige Financial Corp., incorporated by reference in the registration statement and to the reference to our firm under the heading "Experts" in the registration statement.


                              KPMG PEAT MARWICK LLP

                              /s/ KPMG Peat Marwick LLP




Short Hills, New Jersey
September 29, 1998